UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006 (April 7, 2006)

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2006, after consideration of presentations and recommendations of management and the Compensation Committee of the Board of Directors (the “Board”) of Cornell Companies, Inc. (the “Company”) and such other matters and information as deemed appropriate, the Board approved resolutions with respect to the granting of incentive stock options (the “Options”) to the named executive officers of the Company for 2006, pursuant to the Company’s Amended and Restated 1996 Stock Option Plan (the “Plan”), as follows:

Name	Title	Number of Options
James Hyman	Chairman and Chief Executive Officer	20,000
John Nieser	Chief Financial Officer and Treasurer	11,000
Mark Croft	General Counsel and Corporate Secretary	8,000
Patrick Perrin	Senior Vice President and Chief Administrative Officer	8,500

The Options are exercisable upon the Company achieving the annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) as follows:

EBITDA (in millions):	$60	$65	$70	$75	$80
% Vesting in Account balance (cumulative; not in addition):	20%	40%	60%	80%	100%

If a Change of Control (as defined in the Stock Option Agreement) occurs within nine months of the grant date of the Options, the Options will expire; however, the Company will create an unfunded deferred compensation account (the “Deferred Bonus”) for the benefit of the named executive officer equal to the difference between the fair market value of the Company’s common stock (as of the date of the consummation of the Change of Control) and the exercise price of the Option multiplied by the total number of Options granted to the named executive officer. The Deferred Bonus will be credited with a 12% annual rate of return on the outstanding account balance on an annualized basis beginning from the effective grant date of the Options. The Deferred Bonus will be paid out in five installments beginning on the first anniversary date of the grant. If the Company is the surviving entity in any Change of Control transaction, the Deferred

Bonus will subject to forfeiture if the named executive officer voluntarily resigns from the Company after the Change of Control.

The exercise price per share of the shares subject to the Options is $14.15, the reported closing price on the NYSE Composite Tape on April 7, 2006.

The Options are subject to the terms of the Plan and the individual award agreements substantially in the form of Exhibit 99.1 attached hereto and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1.	Form of Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: April 13, 2006

	By:	/s/ Mark S. Croft

Mark S. Croft

General Counsel and Corporate Secretary